Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-49363,  333-53982, 333-54062, 333-54060, 333-65694, 333-109043, 333-122186, 333-132523, 333-132526, 333-65694, 333-122186, 333-109043, and 333-145923) and on Form S-3 (No. 333-145921) of GSI Commerce, Inc. of our report dated July 2, 2007 relating to the financial statements of e-Dialog, Inc. which appears in this Current Report on Form 8-K/A of GSI Commerce, Inc.

               /s/ Ernst & Young LLP

Boston, Massachusetts
February 28, 2008